UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  May 7, 2015

AMERICAN CAMPUS COMMUNITIES, INC.
(Exact name of Registrant as specified in its Charter)

Maryland	001-32265	760753089

(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

12700 Hill Country Boulevard, Suite T-200
Austin, TX 78738
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:  (512) 732-1000

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                      Submission of Matters to a Vote of Security Holders

At the Annual Meeting of Stockholders held on May 7, 2015, there were 112,301,250 common shares entitled to be voted; 105,161,094 shares were voted in person or by proxy.  The stockholders voted on the following matters at the Annual Meeting:

1.	Election of nine director nominees to hold office for a one-year term;

2.	Ratification of the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for fiscal year 2015; and

3.	On an advisory basis, approval of the executive compensation disclosed in the Proxy Statement.

   The results of the stockholder votes are set forth below:

Board of Directors
	Affirmative	Negative	Abstentions
William C. Bayless, Jr.	101,766,483	133,085	16,689
R.D. Burck	101,816,916	81,868	17,473
G. Steven Dawson	101,517,354	381,405	17,498
Cydney C. Donnell	101,820,679	78,272	17,306
Dennis G. Lopez	101,821,818	76,407	18,032
Edward Lowenthal	101,690,528	208,358	17,371
Oliver Luck	101,817,491	81,043	17,723
C. Patrick Oles, Jr.	96,625,427	5,270,614	20,216
Winston W. Walker	101,768,861	130,223	17,173

There were 3,244,837 broker non-votes with respect to the election of directors.

Independent Registered Public Accounting Firm

Affirmative	Negative	Abstentions
104,888,869	258,706	13,519

Approval, on an Advisory Basis, of Executive Compensation

Affirmative	Negative	Abstentions	Broker Non-Votes
97,098,272	4,558,330	259,655	3,244,837

The Company's Board of Directors has determined that the Company will conduct advisory votes to approve the compensation of the Company's executive officers on an annual basis.  Accordingly, the Company will include an advisory vote on executive compensation in its proxy materials every year until the next stockholder vote on the frequency of such votes is held, which will be no later than the Company's 2017 Annual Meeting of Stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN CAMPUS COMMUNITIES, INC.

Date: May 11, 2015	By:	/s/ Jonathan A. Graf
Jonathan A. Graf
Executive Vice President, Chief Financial
Officer, Secretary and Treasurer